UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 29, 2014

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34259	30-0513080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027

(Address of Principal Executive Offices) (Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2014, Willbros Group, Inc. (the “Company”) publicly announced that Robert R. Harl is retiring as Chief Executive Officer and a director of the Company when his current employment agreement expires on January 2, 2015. Mr. Harl informed the Board of Directors of the Company (the “Board”) of his decision on August 29, 2014.

On August 29, 2014, John T. McNabb, II, non-executive Chairman of the Board of the Company, was elected by the Board as Executive Chairman of the Board on an interim basis. Mr. Harl will report to Mr. McNabb until his retirement. It is also anticipated that, during the period until Mr. Harl’s retirement, various duties of Mr. Harl will be transitioned to Mr. McNabb and other members of executive management of the Company until Mr. Harl’s successor has been selected and is in place in order to ensure a smooth transition in the event a successor has not been named at the time of his retirement. Additionally, on August 29, 2014, the Board elected S. Miller Williams as Lead Independent Director.

On August 29, 2014, the Board, upon the recommendation of the Compensation Committee of the Board, approved changes in the compensation for Mr. McNabb in recognition of his expanded role in providing oversight and strategic direction to the Company’s executive management team during this period of transition. Mr. McNabb’s current compensation for service as Chairman of the Board is described in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 15, 2014, under the caption “Director Compensation.” As a result of his increased duties, Mr. McNabb’s cash retainer will be increased by an amount equal to $25,000 per month during his tenure as Executive Chairman of the Board.

Item 7.01.	Regulation FD Disclosure.

On September 4, 2014, the Company issued a press release announcing that Mr. Harl is retiring as CEO and director on January 2, 2015, and the appointment of Mr. McNabb as Executive Chairman of the Board, which events are reported in Item 5.02 of this Current Report on Form 8-K. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This information is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is furnished herewith:

99.1	Press release dated September 4, 2014, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: September 5, 2014	By:	/s/ Peter W. Arbour
Peter W. Arbour
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 4, 2014, issued by the Company.